EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the NexPrise, Inc. 1998 Stock Plan and 1999 Directors’ Stock Option Plan of our report dated February 17, 2004, with respect to the consolidated financial statements and schedule of NexPrise, Inc. (formerly “Ventro Corporation”) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

San Jose, California
March 25, 2004